UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported)	November 26, 2012

VIRTUAL PIGGY, INC.
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

333-152050	35-2327649
(Commission File Number)	(IRS Employer Identification No.)

1221 Hermosa Avenue, Suite 210
Hermosa Beach, CA	90254
(Address of principal executive offices)	(Zip Code)

(310) 853-1949
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01               Entry into a Material Definitive Agreement.

The information provided in Item 5.02 of this Current Report on Form 8-K is incorporated by reference into this Item 1.01.

Item 5.02               Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective November 26, 2012, Scott McPherson resigned from his position as Chief Financial Officer of Virtual Piggy, Inc. (the “Company”).

Effective November 26, 2012, Joseph Dwyer, age 56, was appointed as the Chief Financial Officer of the Company. Prior to joining the Company, during 2012, Mr. Dwyer served as chief financial officer of OpenLink Financial, Inc., a privately held company, which provides software solutions for trading and risk management in the energy, commodity, and capital markets. During 2011 and 2012, Mr. Dwyer was a member of the board of directors and served as interim chief administrative officer of Energy Solutions International, Inc., a privately held company providing pipeline management software to energy companies and pipeline operators. From 2010 through 2011, Mr. Dwyer served as chief administrative officer of Capstone Advisory Group, LLC, a financial advisory firm providing corporate restructuring, litigation support, forensic accounting, expert testimony and valuation services. Mr. Dwyer served as a consultant to Verint Systems, Inc., a software company listed on the NASDAQ Global Market, from 2009 through 2010, assisting in SEC reporting and management of finance, accounting and legal functions. From 2005 through 2009, Mr. Dwyer served as chief financial officer and executive vice president or AXS-One Inc., a software company which traded on the OTC Bulletin Board. Between 1990 and 2005, Mr. Dwyer also served as chief financial officer and executive vice president of Caminus Corporation, an enterprise application software company that was formerly listed on the NASDAQ National Market, chief financial officer of ACTV, Inc., a digital media company that was formerly listed on the NASDAQ National Market, and chief financial officer of Winstar Global Products, Inc., a manufacturer and distributor of hair care, bath and beauty products until its acquisition by Winstar Communications, Inc. in 1995 when Mr. Dwyer went on to serve as senior vice president, finance of Winstar Communications. Mr. Dwyer received his BBA in Accounting from the University of Notre Dame in 1978 and is licensed as a Certified Public Accountant in the State of New York.

Mr. Dwyer will receive an annual base salary of $250,000, and will be entitled to participate in the Company’s health plan and other benefit plans available to employees of the Company. Although Mr. Dwyer’s employment with the Company will be on an at-will basis, in the event that his employment is terminated involuntarily, other than for cause as defined in his offer letter, he will be entitled to a severance payment equal to six months of base salary and six months of Company provided benefits.

In connection with his appointment, the Company granted Mr. Dwyer an option to purchase 1,000,000 shares of common stock at an exercise price equal to $1.20 per share, the last sales price of the Company’s common stock on the date of grant. The option has a term of 5 years and vests in equal annual installments over a three year period, subject to acceleration upon a change of control transaction as defined in the option agreement.

A copy of Mr. Dwyer’s offer letter is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated by reference herein.

Item 9.01               Financial Statements and Exhibits.

10.1	Offer Letter, dated November 26, 2012 between the Company and Joseph Dwyer.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VIRTUAL PIGGY, INC.

Date: November 27, 2012	By:	/s/ Ernest Cimadamore
Ernest Cimadamore
Secretary